UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     August 11, 2011

ThermoEnergy Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-46104-FW	71-0659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 — Unregistered Sales of Equity Securities.

Conversion of Debt

On August 11, 2011, we issued to one individual and five entities (the “Noteholders”) an aggregate of 1,185,707 shares of our Series B Convertible Preferred Stock (“Series B Stock”) upon conversion, in accordance with their terms, of an aggregate of $2,932,107.65 in principal of, and accrued interest on, our Amended and Restated Secured Convertible Promissory Notes due February 29, 2012 (the “Convertible Notes”) held by the Noteholders.  The Convertible Notes were converted into shares of Series B Stock at the rate of $2.40 per share.  The Convertible Notes were converted, at our election, pursuant to a provision of the Note Extension and Amendment Agreement, dated February 25, 2011, between us and the Noteholders (the “Note Agreement”) permitting such conversion upon our retirement of Amended and Restated Promissory Notes held by (i) BancBoston Ventures, Inc., (ii) BCLF Ventures I, LLC, (iii) Essex Regional Retirement Board, (iv) Massachusetts Technology Development Corporation and (v) Spencer Trask Specialty Group, LLC and issued in partial payment for our acquisition of a controlling interest in our subsidiary,  CASTion Corporation (the “CASTion Notes”).  Pursuant to the Note Agreement, upon the conversion of each Convertible Note we issued to the holder thereof a Common Stock Purchase Warrant (each, a “Warrant”) for the purchase of that number of shares of our Common Stock determined by dividing 200% of the amount of principal and interest of such Convertible Note by $0.30.  Set forth below are the number of shares of Series B Stock and the number of shares of Common Stock issuable upon exercise of the Warrants issued to each Noteholder, together with the amount of principal and accrued interest of each Noteholder’s Convertible Note:

Noteholders	Series B Shares	Warrants	Principal & Interest of Convertible Notes
The Quercus Trust	440,088 shares	7,041,423 shares	$1,056,213.49
Robert S. Trump	411,583 shares	6,585,342 shares	$987,801.29
Focus Fund L.P.	11,635 shares	186,165 shares	$27,924.77
Empire Capital Partners, LP	119,467 shares	1,911,485 shares	$286,722.70
Empire Capital Partners, Ltd	119,467 shares	1,911,485 shares	$286,722.70
Empire Capital Partners Enhanced Master Fund, Ltd	119,467 shares	1,911,485 shares	$286,722.70

Each share of our Series B Stock is convertible, at any time at the option of the holder thereof, into ten shares of our Common Stock, resulting in an effective purchase price of $0.24 per share of Common Stock.

The Warrants may be exercised, at any time on or before August 11, 2016, at an exercise price of $0.30 per share.  The Warrants contain other conventional terms, including provisions for cashless exercise.  The form of the Warrants was filed as Exhibit 10.3 to our Current Report on Form 8-K filed on March 3, 2011.

In the Note Agreement, each Noteholder represented that he or it is an “accredited investor” (as such term is defined in Rule 501 of Regulation D) and that he or it was acquiring his or its Convertible Note and would acquire his or its shares of Series B Stock and Warrants (and the securities issuable upon conversion of such shares of Series B Stock or exercise of such Warrants) for investment for such Noteholder’s own account and not with a plan or present intention to distribute or resell such securities.  The shares of Series B Stock and the Warrants were issued to the Noteholders in a transaction not involving a public offering and without registration under the Securities Act of 1933 in reliance on the exemption from registration provided by Section 4(2) of such Act.

Our obligations under the Convertible Notes were secured by a first priority lien on substantially all of our assets (other than the shares of the capital stock of our subsidiary, CASTion Corporation).  Upon retirement of the Convertible Notes, such lien has been released.

Exercise of Warrants

Also on August 11, 2011, pursuant to the Bridge Loan and Warrant Amendment Agreement, dated June 17, 2011 between us and the Warrantholders identified below (as amended on July 12, 2011, the “Bridge Loan Agreement”) and reported in Item 1.01 of our Current Report on Form 8-K filed on June 27, 2011, three individuals and five entities (the “Warrantholders”) exercised outstanding warrants for the purchase of an aggregate of 3,469,387 shares of Series B Stock at an exercise price, in cash, of $1.30 per share (or $4,510,202.86  in the aggregate) as follows:

Warrantholders	Series B Shares	Exercise Price
Robert S. Trump	1,829,127 shares	$2,377,865.10
Focus Fund L.P.	300,000 shares	$390,000.00
Hughes Capital	15,385 shares	$20,000.00
Scott A. Fine	50,000 shares	$65,000.00
Peter J. Richards	50,000 shares	$65,000.00
Empire Capital Partners, LP	410,940 shares	$534,222.39
Empire Capital Partners, Ltd	410,060 shares	$533,078.13
Empire Capital Partners Enhanced Master Fund, Ltd	403,875 shares	$525,037.24

Each of the exercised warrants (which included the Warrants issued to Mr. Trump, Empire Capital Partners, LP, Empire Capital Partners, Ltd, and Empire Capital Partners Enhanced Master Fund, Ltd upon conversion of Convertible Notes held by them, as reported above) originally entitled the holder thereof to purchase shares of our Common Stock at exercise prices ranging from $0.30 to $1.82.  Pursuant to the Bridge Loan Agreement, such warrants were amended to provide for the purchase of shares of Series B Stock rather than Common Stock and to change the exercise price to $1.30 per share of Series B Stock, in exchange for the Warrantholders’ agreement to exercise such amended warrants immediately upon the satisfaction of certain conditions specified in the Bridge Loan Agreement and to advance to us the cash exercise price in exchange for bridge notes (the “Bridge Notes”) pending satisfaction of the conditions to the amendment and exercise of such warrants.  Upon exercise of such warrants and the issuance of the shares of our Series B Stock upon such exercise, the Bridge Notes were cancelled.

In the Bridge Loan Agreement, each Warrantholder represented that he or it is an “accredited investor” (as such term is defined in Rule 501 of Regulation D) and that he or it was acquiring his or its Bridge Note and would acquire his or its shares of Series B Stock (and the shares of Common Stock issuable upon conversion of such shares of Series B Stock) for investment for such Warrantholder’s own account and not with a plan or present intention to distribute or resell such securities.  The shares of Series B Stock were issued to the Warrantholders in a transaction not involving a public offering and without registration under the Securities Act of 1933 in reliance on the exemption from registration provided by Section 4(2) of such Act.

As a result of the debt conversion and repayment and the warrant exercises reported in this Item 3.02, our total liabilities have been reduced by approximately $6.9 million.  A pro forma balance sheet as of June 30, 2011, adjusted to show the effect of such transactions, is filed as Exhibit 99.1 to this Current Report.

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 11, 2011, we filed in the Secretary of State of the State of Delaware a Certificate of Amendment to amend the Certificate of Designation, Preferences and Rights filed in the Office of the Secretary of State of the State of Delaware on November 18, 2009 (as corrected by a Certificate of Correction filed in the Office of the Secretary of State of the State of Delaware on August 4, 2010) to modify the definition of “Additional Stock” set forth in Section 6(g)(ii) of the Description of Series B Convertible Preferred Stock attached as Exhibit A to the Certificate of Designation, Preferences and Rights (the “Series B Terms”) to exclude any shares of Common Stock issued or deemed issued in a transaction or series of related transactions approved by the holders of a majority of the then-outstanding Series B Stock.

The Certificate of Amendment effecting such amendment to the Series B Terms is filed as Exhibit 3(i) to this Current Report.

Also on August 11, 2011, we filed in the Secretary of State of the State of Delaware a Certificate of Amendment to amend the Certificate of Incorporation to increase the total number of shares of stock that we are authorized to issue to 455,000,000 shares, of which 425,000,000 shares shall be Common Stock and 30,000,000 shares shall be Preferred Stock, with 208,334 shares of the Preferred Stock designated “Series A Convertible Preferred Stock”, 12,000,000 shares of the Preferred Stock designated “Series B Convertible Preferred Stock” and the remaining shares Preferred Stock undesignated, to be issued, from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by our Board of Directors.

The Certificate of Amendment effecting such amendment to our Certificate of Incorporation is filed as Exhibit 3(ii) to this Current Report.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
3(1)

Certificate of Amendment to the Certificate of Designation, Preferences and Rights of ThermoEnergy Corporation, as filed in the Office of the Secretary of State of the State of Delaware on August 11, 2011.

3(ii)	Certificate of Amendment to the Certificate of Incorporation of ThermoEnergy Corporation, as filed in the Office of the Secretary of State of the State of Delaware on August 11, 2011.
99.1	Pro forma balance sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2011
THERMOENERGY CORPORATION
(Registrant)

By:	/s/ Teodor Klowan, Jr.
Name:	Teodor Klowan, Jr. CPA
Title:	Executive Vice President and Chief Financial Officer